Exhibit 10.7
FIRST AMENDMENT
TO THE
TXNM ENERGY, INC.
2025 OFFICER ANNUAL INCENTIVE PLAN
TXNM Energy, Inc. (the “Company”) previously adopted the TXNM Energy, Inc. 2025 Officer Annual Incentive Plan (the “Plan”). By this instrument, the Company desires to amend the Plan as set forth below.
1.This First Amendment shall be effective as of April 14, 2025.
2.Table 3 (Award Levels Table) of Attachment A to the Plan is hereby amended and restated to read as attached as Exhibit 1 hereto.
3.This First Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.
IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized representative on this ___ day of July, 2025.
TXNM ENERGY, INC.

By: /s/ Brian G. Iverson
Brian G. Iverson
General Counsel, Senior Vice President Regulatory and Public Policy, and Corporate Secretary

Exhibit 1
Award Levels Table
(Table 3)

Award Levels	Threshold	Target	Maximum
Chief Executive Officer; Executive Chair	57.5%	115%	230%
President and COO [1]	45%	90%	180%
General Counsel, SVP Regulatory and Public Policy	35%	70%	140%
All other SVPs	32.5%	65%	130%
VP, NM Operations; VP, Human Resources; VP and CIO; and VP, TNMP	25%	50%	100%
All other VPs	22.5%	45%	90%

1 For January 1, 2025 to June 30, 2025, prior to promotion to CEO and President.
2